Supplemental Retirement Policy


It is the policy of Boise Cascade Corporation to provide retirement benefits to qualified employees in accordance with the terms and conditions of the company's retirement plans. In order to ensure that employees of Boise Cascade Corporation receive retirement benefits earned during the course of their employment with the company, the company will provide benefits in accordance with the following:

 1. The amount by which retirement benefits of any employee under the terms of the Boise Cascade Corporation Pension Plan for Salaried Employees (the Salaried Plan) are reduced by reason of the limitations of Section 415 of the Internal Revenue Code or by any other law requiring reduction in benefits otherwise payable from the Salaried Plan shall be an additional unfunded retirement benefit, payable from the general assets of the company, at the time and in the same form as pension benefits are paid to or on behalf of the employee under the terms of the Salaried Plan.

 2. The amount by which retirement benefits of any employee are reduced under the terms of the Salaried Plan as a result of compensation deferred under the company's 1982 Executive Officer Deferred Compensation Plan, 1986 Executive Officer Deferred Compensation Plan, Key Executive Performance Plan, 1987 Key Executive Deferred Compensation Plan, or any similar plan or program adopted by the company providing for deferral of compensation earned by salaried employees, shall be an additional unfunded retirement benefit, payable from the general assets of the company at the time and in the same form as pension benefits are paid to or on behalf of the employee under the terms of the Salaried Plan.

 3. If an employee is also eligible for benefits under the Sup-plemental Early Retirement Plan for Executive Officers (the
     SERP), supplemental benefits under this policy shall also be unreduced on account of early retirement.

 4. Upon a potential change in control of the company (as defined in the SERP), the company shall calculate the present value of the amount payable under this policy and shall transfer a sum equal to 105% of this amount to the trustee of the company's Deferred Compensation and Benefits Trust. The sum transferred may be in cash, marketable securities, or other property, and will be held and dis-bursed by the trustee subject to and in accordance with the terms of the Trust. For purposes of calculating the sum to be transferred to the trustee, any employee whose employment has not been terminated prior to a potential change in control and who is entitled to benefits under this policy shall be deemed to have terminated his or her employment with the company upon the later of (i) the second anniversary of the date of the potential change in control or (ii) the date as of which the calculation is being made.